Exhibit 10.2

NONQUALIFIED STOCK OPTION AGREEMENT

THIS AGREEMENT, dated as of __________, 20 , is made by and between Marinus Pharmaceuticals, Inc. (the “Company”), a Delaware corporation, and __________ (the “Employee”), an employee of the Company.

Recitals:

WHEREAS, the Company wishes to afford the Employee the opportunity to purchase shares of the Company’s Common Stock; and

WHEREAS, the Board of Directors of the Company has determined that it would be to the advantage and best interest of the Company to grant the nonqualified stock option provided for herein to the Employee as an inducement to the Employee to commence and remain in the service of the Company and as an incentive for increased efforts during such service;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meanings specified below unless the context clearly indicates to the contrary:

“Act” shall mean the Securities Act of 1933, as amended.

“Cause” shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Employee (i) has breached his or her employment or service contract with the Employer in any material respect, (ii) has engaged in disloyalty to the Company, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written noncompetition or nonsolicitation agreement between the Employee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.

“Change of Control” shall be deemed to have occurred if:

(i)       Any “person,” as such term is used in sections 13(d) and 14(d) of the Exchange Act becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the then outstanding securities of the Company; provided that a Change of Control shall not be deemed to occur as a result of (A) a transaction in which the Company becomes a subsidiary of another corporation and in which the stockholders of the Company, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the parent corporation would be entitled in the election of directors, or (B) the acquisition of securities of the Company by an investor of the Company in a capital-raising transaction; or

(ii)       The consummation of (A) a merger or consolidation of the Company with another corporation where the stockholders of the Company, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to more than 50% of all votes to which all stockholders of the surviving corporation would be entitled in the election of directors, (B) a sale or other disposition of all or substantially all of the assets of the Company, or (C) a liquidation or dissolution of the Company.

The Committee may modify the definition of Change of Control as the Committee deems appropriate to comply with section 409A of the Code or otherwise.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Company’s Common Stock, $.001 par value.

“Committee” shall mean the Board of Directors of the Company or the committee, including the Compensation Committee of the Board of Directors, appointed by the Board of Directors of the Company for purposes of administering this Agreement.

“Option” shall mean the nonqualified stock option granted under this Agreement to purchase shares of Common Stock.

“Secretary” shall mean the Secretary of the Company.

“Subsidiary” shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination of Employment” shall mean the time when the employee-employer relationship between the Employee and the Company or a Subsidiary is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, disability (within the meaning of Section 22(e)(3) of the Code) or retirement, but excluding any termination where there is a simultaneous reemployment by the Company or a Subsidiary. For purposes of this Agreement, “retirement” shall mean a separation from service by reason of the Employee’s retirement at or after the Employee’s earliest permissible retirement date pursuant to and in accordance with his employer’s established plan, policy or practice. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but limited to, whether a Termination of Employment resulted from a discharge for Cause, and whether a particular leave of absence constitutes Terminations of Employment; provided, however, that a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for purposes of Section 422(a)(2) of the Code and the then applicable Regulations and Revenue Rulings under Section 422(a)(2).

ARTICLE II

GRANT OF OPTION

Section 2.1 - Grant of Option

In consideration of the Employee’s employment by the and for other good and valuable consideration, on the date hereof the Company grants to the Employee the Option to purchase any part or all of an aggregate of __________ shares of the Company’s Common Stock upon the terms and conditions set forth in this Agreement.

Section 2.2 - Purchase Price

The purchase price of the shares of Common Stock covered by the Option shall be $_____ per share (which constitutes the fair market value of the Common Stock on the date of grant), without commission or other charge.

Section 2.3 – Adjustments in Option

(a)       Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by the Option as well as the price per share of Common Stock covered by the Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)       In the event of the proposed dissolution or liquidation of the Company, the Option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its discretion in such instances, declare that the Option shall terminate as of a date fixed by the Committee and give the Employee the right to exercise his or her Option as to all or any part of the shares of Common Stock covered by the Option.

(c)       In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Committee, in the exercise of its sole discretion, may take such action as it deems desirable, including, but not limited to: (i) causing the Option to be assumed or an equivalent option to be substituted by the successor corporation or a parent or subsidiary of such successor corporation, or (ii) declaring that the Option shall terminate at a date fixed by the Committee provided that the Employee is given notice and opportunity to exercise the then exercisable portion of his Option prior to such date.

(d)       Any adjustment to the Option shall be consistent with Section 409A and Section 424 of the Code, to the extent applicable. Any adjustments determined by the Committee shall be final, binding and conclusive.

ARTICLE III

EXERCISABILITY OF OPTIONS

Section 3.1 - Commencement of Exercisability

(a)       Subject to the provisions of this Article 3, the Option shall vest and become exercisable as follows: ________ shares shall vest on the last day of the month following the first anniversary of the Employee’s commencement of employment with the remaining _________ shares vesting ratably over 36 months commencing the last day of the month following the first anniversary of the Employee’s commencement of employment; provided that the Employee continues to be employed by the Company on the respective vesting date.

(b)       No portion of the Option that is not exercisable at the time of the Employee’s Termination of Employment shall thereafter become exercisable.

Section 3.2 - Duration of Exercisability

Upon vesting, the installments provided for in Section 3.1 shall be cumulative. Each such installment that vests and becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable under Section 3.3.

Section 3.3 - Expiration of Option

The Option may not be exercised to any extent after the first to occur of the following events:

(a)       the expiration of ten years from the date the Option was granted;

(b)       the expiration of three months after the date of the Employee’s Termination of Employment unless such Termination of Employment results from the Employee’s (i) death, (ii) Retirement, (iii) disability (within the meaning of Section 22(e)(3) of the Code), or (iv) Cause;

(c)       the expiration of one year from the date of the Employee’s Termination of Employment by reason of the Employee’s death, Retirement or disability (within the meaning of Section 22(e)(3) of the Code); or

(d)       the date of Employee’s Termination of Employment if the Termination of Employment is for Cause.

Section 3.4 - Acceleration of Exercisability

If a Change of Control shall occur prior to the termination of the Option pursuant to Section 3.3 and the Option is not then vested in full, and subject to the provisions of Section 3.3, from and after the occurrence of the Change of Control, the Option will continue to vest in accordance with Section 3.1 until the earlier to occur of (a) a Termination of Employment of the Employee without Cause by the Company or the acquiring or successor entity or (b) a Termination of Employment of the Employee upon a resignation for Good Reason in accordance with the terms of the employment agreement between the Employee and the Company, if any, at which earlier time the entire unvested portion of the Option shall vest in full and become immediately exercisable, provided that the Employee executes a release of claims in favor of the Company and/or the acquiring or successor entity and their respective affiliates, as the case may be.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1 - Person Eligible to Exercise

During the lifetime of the Employee, only the Employee may exercise the Option or any portion thereof. After the death of the Employee, any portion of the Option that is exercisable on the date of the Employee’s death may, prior to the time when the Option may no longer be exercised pursuant to the provisions of Section 3.3, be exercised by the Employee’s personal representative or by any person empowered to do so under the Employee’s will or under the then applicable laws of descent and distribution.

Section 4.2 - Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised at any time prior to the time when the Option or portion thereof may no longer be exercised pursuant to the provisions of Article 3; provided, however, that each partial exercise shall be for whole shares only.

Section 4.3 - Manner of Exercise

The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company of all of the following prior to the time when the Option or such portion may no longer be exercised pursuant to the provisions of Article 3:

(a)       Notice in writing signed by the Employee or the other person then entitled to exercise the Option, stating that the Option or a portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b)      (i)        Full payment (in cash or by check) for the shares with respect to which the Option or portion is exercised; or

(ii)       If the Committee shall so permit, shares of the Company’s Common Stock owned by the Employee duly endorsed for transfer to the Company with a fair market value on the date of delivery equal to the aggregate purchase price of the shares with respect to which such Option or portion is exercised; or

(iii)      If the Committee shall so permit, a combination of the consideration provided in the foregoing Sections 4.3(b)(i) and 4.3(b)(ii).

(c)       A bona fide written representation and agreement in a form satisfactory to the Committee, signed by the Employee or other person then entitled to exercise such Option or portion, stating that the shares of Common Stock are being acquired for the Employee’s own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Act and then applicable rules and regulations thereunder, and that the Employee or other person then entitled to exercise the Option or portion will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Committee may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations. Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of the shares acquired upon the exercise of the Option does not violate the Act and may issue stop-transfer orders covering such shares. Share certificates evidencing Common Stock issued upon the exercise of the Option shall bear an appropriate legend referring to the provisions of this Section 4.3(c) and the agreements herein and therein. The written representation and agreement referred to in the first sentence of this Section 4.3(c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act and such registration is then effective in respect of such shares.

(d)       In the event the Option or portion shall be exercised pursuant to Section 4.1 by any person or persons other than the Employee, appropriate proof of the right of such person or persons to exercise the Option.

Section 4.4 - Conditions to Issuance of Stock Certificates

The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or treasury shares. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:

(a)       The admission of such shares to listing on all stock exchanges on which such class of stock shall then be listed;

(b)       The completion of any registration or other qualification of such shares under any state or federal law or under rulings or regulations of the Securities and Exchange Commission or of any other governmental or regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable;

(c)       The obtaining of any approval or other clearance from any state or federal governmental agency that the Committee shall, in its absolute discretion, determine to be necessary or advisable;

(d)       The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish, in its absolute discretion, for reasons of administrative convenience; and

(e)       In the discretion of the Committee, the satisfaction to counsel for the Company that the issuance of shares of Common Stock or other securities or property of the Company and other forms of payment hereunder will be in compliance with applicable federal, state, local and foreign legal, securities exchange and other applicable requirements.

Section 4.5 - Limitations on Issuance or Transfer of Shares.

(a)       The Committee may require that the Employee execute a stockholders agreement and/or a voting agreement, in each case, with such terms as the Committee deems appropriate, with respect to any Common Stock issued or transferred pursuant to this Agreement. If such stockholders agreement or voting agreement contains any lock-up or market standoff provisions that differ from the provisions of Section 4.5(c) of this Agreement, for as long as the provisions of such agreement are in effect, the provisions of Section 4.5(c) shall not apply to such shares, unless the Committee determines otherwise.

(b)      No shares shall be issued or transferred in connection with the Option unless and until all legal requirements applicable to the issuance or transfer of such shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition the issuance of shares hereunder on the Employee’s undertaking in writing to comply with such restrictions on his or her subsequent disposition of such shares as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing issued or transferred under this Agreement will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

(c)       If so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any underwritten offering of securities of the Company under the Securities Act, and subject to Section 4.5(a) of this Agreement, the Employee (including any successor or assigns) shall not sell or otherwise transfer any shares or other securities of the Company during the 30-day period preceding and the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act for such underwriting (or such shorter period as may be requested by the Managing Underwriter and agreed to by the Company) (the “Market Standoff Period”). If so requested by the Company or the Managing Underwriter, the Employee shall enter into a separate written agreement to such effect in form and substance requested by the Company or the Managing Underwriter. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

Section 4.6 - Rights as Stockholder

The holder of the Option shall not be, and shall not have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such part of the Option is exercised in accordance with its terms.

ARTICLE V

MISCELLANEOUS

Section 5.1 - Administration

The Committee shall have the power to interpret this Agreement and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Employee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Option. In its absolute discretion, the Board of Directors of the Company may at any time and from time to time exercise any and all rights and duties of the Committee under this Agreement.

Section 5.2 - Options Not Transferable

Neither the Option nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Employee or the Employee’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3 - Withholding

All amounts that, under federal, state or local law, are required to be withheld from the amount payable with respect to any Option shall be withheld by the Company. Whenever the Company proposes or is required to issue or transfer shares of Common Stock, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares.

Section 5.4 - No Right of Continued Employment

Nothing in this Agreement shall confer upon the Employee any right to continue in the employ of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Employee at any time for any reason whatsoever, with or without cause.

Section 5.5   Forfeiture.

Notwithstanding anything to the contrary in this Agreement, if the Committee finds, by a majority vote, after full consideration of the facts presented on behalf of both the Company and the Employee, that the Employee has been engaged in fraud, embezzlement, theft or commission of a felony in the course of his employment or retention by the Company or any subsidiary of the Company or that the Employee has willfully disclosed confidential information of the Company or any subsidiary of the Company and that such disclosure materially damaged the Company or any subsidiary of the Company, the Employee shall forfeit all unexercised Options and all exercised Options under which the Company has not yet delivered the certificates. The decision of the Committee in interpreting and applying the provisions of this Section 5.5 shall be final. No decision of the Committee, however, shall affect the finality of the discharge or termination of the Employee by the Company or any subsidiary of the Company in any manner.

Section 5.6   No Prohibition on Corporate Action.

No provision of this Agreement shall be construed to prevent the Company or any officer or director thereof from taking any action deemed by the Company or such officer or director to be appropriate or in the Company’s best interest, whether or not such action could have an adverse effect on the Option granted hereunder, and neither the Employee nor his estate, personal representative or beneficiary shall have any claim against the Company or any officer or director thereof as a result of the taking of such action.

Section 5.7 - Shares To Be Reserved

The Company shall at all times during the term of the Option reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section 5.8 - Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary and any notice to be given to the Employee shall be addressed to the Employee at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.8, either party may hereafter designate a different address for notices to be given to such party hereunder. Any notice that is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of the Employee’s status and address by written notice under this Section 5.8. Any notice shall have been deemed duly given when addressed as aforesaid and deposited (with postage prepaid) in the United States mail or sent by overnight courier (with charges prepaid).

Section 5.9 - Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section 5.10 - Counterparts; Electronic Transmission

This Agreement may be executed by the parties on separate counterparts, each of which shall be an original and both of which together shall constitute one and the same agreement. A facsimile or electronic transmission of a scanned copy of a signed counterpart signature page hereto shall be deemed to be an originally executed copy for purposes of this Agreement.

IN WITNESS THEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.

Attest:	MARINUS PHARMACEUTICALS, INC.

By:

Title:

[Name of Employee]

Address of Employee:

Employee’s Taxpayer
Identification Number: